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A18 | Tuesday, October 7, 2025 THE WALL STREET JOURNAL.

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lululemon: in a Nosedive

By Chip Wilson, Founder of lululemon

When I founded lululemon in 1998, it was built on a relentless focus on innovation, product, culture, and

CHIP WILSON

Wall Street Journal

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UNCATEGORIZED

May 18, 2026

News Source

Chip Wilson Issues Statement and Shares Details of Negotiations with lululemon

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UNCATEGORIZED

May 6, 2026

PR Newswire

Chip Wilson Issues Letter to lululemon Shareholders

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PRESS RELEASES

May 18, 2026	Chip Wilson Issues Statement and Shares Details of Negotiations with lululemon	READ MORE ↗
May 6, 2026	Chip Wilson Issues Letter to lululemon Shareholders	READ MORE ↗
Apr 29, 2026	Chip Wilson Issues Letter to lululemon Shareholders	READ MORE ↗
Mar 18, 2026	Chip Wilson Comments on lululemon's Board Changes and Fourth Quarter and Full Year Fiscal 2025 Results	READ MORE ↗
Mar 17, 2026	Chip Wilson Puts Focus on lululemon's Brand and Creative Strategy Ahead of lululemon's Earnings Results	READ MORE ↗